UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2011

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today revised its April 26, 2011 Proxy Statement previously furnished to stockholders in connection with its upcoming 2011 Annual Meeting of Stockholders to revise Proposal 4 – the proposal to increase the authorized common stock under the Company’s charter -- to change the size of that proposed increase from 140 million to 40 million shares.

A copy of Progenics’ Supplement to its Proxy Statement, which has been filed with the U.S. Securities and Exchange Commission and is being made available to stockholders at www.proxyvote.com, is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 8.01 by this reference. The Supplement should be read in conjunction with the Company’s April 26, 2011 Proxy Statement, which in all respects other than as set forth in the Supplement remains as described therein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Supplement, dated May 26, 2011, to Proxy Statement for 2011 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PROGENICS PHARMACEUTICALS, INC.
                         By:  /s/ ROBERT A. MCKINNEY
                            Robert A. McKinney
                            Chief Financial Officer, Senior Vice President,
                            Finance & Operations and Treasurer

Date:  May 26, 2011